SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 4, 2005 (July 29, 2005)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Mansell Road, Suite 220		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (770) 625-4945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On July 29, 2005, Paragon Systems, Inc., an Alabama corporation (“Paragon”) and a wholly-owned subsidiary of Tri-S Security Corporation, a Georgia corporation (the “Company”), entered into an employment agreement with Leslie Kaciban, pursuant to which Mr. Kaciban has agreed to serve as President of Paragon for a period of three years (the “Kaciban Employment Agreement”); and (ii) an employment agreement with Mark Machi, pursuant to which Mr. Machi has agreed to serve as Vice-President and General Counsel of Paragon for a period of three years (the “Machi Employment Agreement”) .

The Kaciban Employment Agreement provides for: (i) the payment to Mr. Kaciban of a specified base salary, which is guaranteed to increase at a rate of at least 5% per year; (ii) the payment to Mr. Kaciban of an annual performance bonus in an amount equal to up to 30% of his base salary if certain performance milestones are met; (iii) a prohibition against Mr. Kaciban’s disclosure of confidential information for a period of two years following the termination of Mr. Kaciban’s employment; (iv) the continuation of Mr. Kaciban’s base salary for 12 months following the termination of Mr. Kaciban’s employment by Paragon without “cause” or by Mr. Kaciban for “good reason”; and (v) certain restrictive covenants which limit Mr. Kaciban’s ability to compete with Paragon for a period of one year following the termination of Mr. Kaciban’s employment.

The Machi Employment Agreement provides for: (i) the payment to Mr. Machi of a specified base salary, which is guaranteed to increase at a rate of at least 5% per year; (ii) the payment to Mr. Machi of an annual performance bonus in an amount equal to up to 30% of his base salary if certain performance milestones are met; (iii) a prohibition against Mr. Machi’s disclosure of confidential information for a period of two years following the termination of Mr. Machi’s employment; (iv) the continuation of Mr. Machi’s base salary for 12 months following the termination of Mr. Machi’s employment by Paragon without “cause” or by Mr. Machi for “good reason”; and (v) certain restrictive covenants which limit Mr. Machi’s ability to compete with Paragon for a period of one year following the termination of Mr. Machi’s employment.

The descriptions of the Kaciban Employment Agreement and the Machi Employment Agreement are qualified in their entirety by reference to those agreements, which are filed as Exhibits 99.1 and 99.2, respectively, to this Report.

Item 3.02                                                 Unregistered Sale of Equity Securities.

On August 1, 2005, the Company issued to each of Messrs. Kaciban and Machi in connection with their respective employment agreements and pursuant to the Company’s 2004 Stock Incentive Plan a five-year qualified stock option to purchase 50,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $4.27 per share (each, an “Option” and, together, the “Options”). Each Option vests and first becomes exercisable with respect to one-third of the underlying shares of Common Stock on each of August 1, 2006, August 1, 2007 and August 1, 2008.

The Options were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.  The Company based such reliance upon factual representations made by Messrs. Kaciban and Machi regarding their investment intent and sophistication, among other things.

Item 9.01                                                 Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired. None.

(b)                                 Pro Forma Financial Information.  None.

(c)                                  Exhibits.

99.1                           Employment Agreement between Paragon Systems, Inc. and Leslie Kaciban dated July 29, 2005.

99.2                           Employment Agreement between Paragon Systems, Inc. and Mark Machi dated  July 29, 2005.

99.3                           Press Release dated August 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

	By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: August 4, 2005

EXHIBIT INDEX

99.1	Employment Agreement between Paragon Systems, Inc. and Leslie Kaciban dated July 29, 2005.

99.2	Employment Agreement between Paragon Systems, Inc. and Mark Machi dated July 29, 2005.

99.3	Press Release dated August 4, 2005.